UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 31, 2003

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                    1-12897                   94-2933952
------------------------   ------------------------    ---------------------
(State of incorporation)   (Commission File Number)        (IRS Employer
                                                         Identification No.)

         201 Mission Street
     San Francisco, California                                94105
-----------------------------------------                ----------------
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code: (415) 543-0404

                                       N/A
  ----------------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 5. Other Events.

     Reported Net Credit Loss and Delinquency Rates. Providian Financial Corporation's reported net credit loss rate for the month ended July 31, 2003 and its 30+ day reported delinquency rate as of July 31, 2003 are presented in the table below. Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company's balance sheet through its securitizations.


Net Credit Loss Rate (1)(2)                    30+ Day Delinquency Rate (3)(4)
----------------------------                   -------------------------------
 (Annualized) (Unaudited)                               (Unaudited)

         12.05%                                            7.70%


(1) Represents the principal amounts of reported loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average reported loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. Total average reported loans exclude a decrease of $1.3 million for market value adjustments related to the fair value of designated financial instruments.
(2) The Providian Bank loans held for securitization or sale were reported at fair value as of June 30, 2003. Prior to and including June 30, 2003, related credit losses for these loans were included in the calculation of the net credit loss rate. Subsequent to June 30, 2003 estimated net credit losses have been reflected in the fair value of these assets and do not impact our net credit losses.
(3) Represents reported loans that are 30+ days past due as of the last day of the monthly period, divided by the total reported loans as of the last day of the monthly period. Total reported loans exclude a decrease of $1.0 million for market value adjustments related to the fair value of designated financial instruments.
(4) Excludes the Providian Bank loans held for securitization or sale reported at fair value as of June 30, 2003. These loans were sold on August 1, 2003. On a comparable basis, the June 30, 2003 30+ day delinquency rate excluding the Providian Bank loans held for securitization or sale was 7.93%. If these loans were included in the calculation of the June 30, 2003 and July 31, 2003 30+ day delinquency rates, the reported rates would be 7.64% and 7.45%. Reporting the loans at fair value establishes a new basis in the loans and reduces the proportion of delinquent account balances within the loans held for securitization or sale.

     Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust's net credit loss rate for the month ended July 31, 2003 and its 30+ day delinquency rate as of July 31, 2003 are presented in the table below.


 Trust Net Credit Loss Rate (1)              30+ Day Trust Delinquency Rate (2)
 ------------------------------              ----------------------------------
   (Annualized) (Unaudited)                            (Unaudited)

          17.39%                                         11.96%

(1) Principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. During a month in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition).
(2) Total loans in the Trust that are 30+ days past due as of the last day of the monthly period, divided by the total loans in the Trust as of the last day of the monthly period.



     Providian Gateway Master Trust Excess Spread. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended July 31, 2003 are presented in the table below.


                           Excess Spread by Series (1)
                            (Annualized) (Unaudited)

              Three-Month Average   Class A Invested   Class A Expected Final
                 Excess Spread         Amount (2)          Payment Date
              --------------------  ----------------  -----------------------
Series 2000-A      4.70%                $566,660,000           April 15, 2005
Series 2000-B      4.96%                $625,000,000         September 15, 2005
Series 2000-C      5.01%                $575,000,000         September 15, 2003
Series 2001-A      4.92%                $500,000,000            March 15, 2004
Series 2001-B      4.96%                $850,000,000            April 17, 2006
Series 2001-C      5.02%                $550,000,000             May 17, 2004
Series 2001-D      4.86%                $650,000,000             May 15, 2008
Series 2001-E      4.95%                $650,000,000            June 15, 2006
Series 2001-F      5.04%                $350,000,000            July 15, 2004
Series 2001-G      4.90%                $400,000,000            July 15, 2008
Series 2001-H      4.84%                $375,000,000         September 15, 2006
Series 2002-A (4)  5.29%              $1,365,860,000      November 17, 2003 (3)
Series 2002-B      4.80%                $750,000,000        December 15, 2005

(1) Excess spread for a series is based on the series' portfolio yield (generally, finance charge, fee and interchange collections allocated to the series minus principal charge-offs, net of recoveries including proceeds from the sale of charged-off loans to third parties, allocated to the series) less the series' base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series' invested amount. The three month average excess spread rates for the month of July include the impact of above average recoveries for the month of June, primarily due to the benefit of proceeds realized from the sale of charged-off assets in the Trust, which increased significantly in June. A pay out event for a series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.
(2) Class A Invested Amounts are as of July 31, 2003. These exclude Class B Invested Amounts and Class C Invested Amounts held by third-party investors, in the aggregate amount of $567,470,000 for all series.
(3) Series 2002-A does not have a Class A Expected Final Payment Date. This series has a scheduled amortization period for the payment of principal for which the initial payment date is listed in the table above. Commencement of the scheduled amortization period is subject to extension under certain circumstances.
(4) For Series 2002-A, a pay out event will occur, and early amortization of the series will begin, if a pay out event with respect to any other series of the Providian Gateway Master Trust occurs.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PROVIDIAN FINANCIAL CORPORATION
                                                   (Registrant)


Date:  August 15, 2003               By: /s/ Anthony F. Vuoto
                                         --------------------------------
                                         Anthony F. Vuoto
                                         Vice Chairman and
                                         Chief Financial Officer